                                                                    EXHIBIT 10.2


                             CROSS LICENSE AGREEMENT

                  This Cross License Agreement, dated as of November 14, 2000 (this "Agreement"), is made by and between Dassault Systemes, a societe anonyme organized under the laws of France and the owner of Purchaser ("Dassault Systemes") and/or certain affiliates of Dassault Systemes, and PlanetCAD Inc. (formerly known as Spatial Technology Inc.), a corporation organized under the laws of the State of Delaware ("PlanetCAD") (each a "Party," together, the "Parties").

                                   WITNESSETH:

                  WHEREAS, PlanetCAD, SPATIAL COMPONENTS, LLC and DASSAULT SYSTEMES CORP. entered into a certain Purchase Agreement, dated July 4, 2000 ("Purchase Agreement"), pursuant to which DASSAULT SYSTEMES CORP. acquired the Component Business (as defined in the Purchase Agreement) from PlanetCAD and SPATIAL COMPONENTS, LLC, including certain software; and

                  WHEREAS, in connection with the Purchase Agreement and as a condition to closing the transaction contemplated thereunder the Parties hereto desire to license to each other certain software and to provide certain software support and maintenance services to each other, all in accordance with the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Purchase Agreement and in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the terms defined in this section shall have the following respective meanings. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Purchase Agreement.

AFFILIATE(S) shall mean, with respect to any specified Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person. As of the date of signature of this Agreement, the list of Affiliates for each party is specified in Schedule C.

ASP(S) shall mean for this Agreement, application services provider, i.e. service(s) offered on line, through Web sites or as enterprise versions offered on corporate Intranets, allowing end users to use an application software functionality, provided by either party on its Web site or on a corporate server in the case of enterprise versions, on a one task at a time or subscription basis, and charged to the end user as such, with no access to the underlying software application that allows the technical work of the task to be performed.


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CBD SOFTWARE shall mean the following computer software programs, whichever packaging and naming, in the version and release that is commercially available at the Effective Date, as well as corrections, enhancements and modifications of the software delivered in the maintenance services provided hereunder: ACIS (R) 3D Toolkit, ACIS (R), Advanced Blending Husk, ACIS(R) Advanced Rendering Husk, ACIS(R) Local Operations Husk, ACIS(R) Shelling Husk, ACIS(R) Precise Hidden Line Husk, ACIS(R) Mesh Surface Husk, ACIS(R) Space Warping Husk, ACIS(R) Advanced Surfacing Husk, ACIS(R) Cellular Topology Husk, Spatial Deformable Modeler, ACIS(R) Deformable Modeling Husk, JetScream(TM), ACIS(R) JetScream Husk, ACIS(R) RevEnge Husk (MetroCad), ACIS(R) AEC Husk, IVSDK, ACIS(R) Open Viewer and Plug-ins, Large Model Viewer, 3D Building Blox(TM), SAT(R) (ACIS File Format).

CNDA shall mean the Confidential and Non-Disclosure Agreement among, inter alia, PlanetCAD and Dassault Systemes executed contemporaneously herewith.

COMPETITOR shall mean any Person that manufactures, produces or distributes CAD/CAM/PDM products or services of the kind manufactured, produced or distributed by Dassault Systemes or its Affiliates in the countries where Dassault Systemes or its Affiliates does business during the term of this Agreement, directly or indirectly, through distributors or subsidiaries. In the event PlanetCAD is uncertain whether a Person is considered a Competitor, PlanetCAD shall consult with Dassault Systemes, and Dassault Systemes will make a determination whether such Person is deemed a Competitor for the purposes of this Agreement.

CONTROL, with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person; provided that neither PlanetCAD nor Dassault Systemes shall be deemed to be controlled by any other Person or under common control with any Person that is not one of their respective subsidiaries.

DERIVATIVE WORK(S), means, related to Software, a work which is based upon in whole or in part of such Software, such as a revision, enhancement, modification, translation, abridgment, condensation, expansion, or any other form in which such Software may be recast, transformed, or adapted, or which, if prepared without authorization of the owner of the copyright or other intellectual property right in such Software, would constitute a copyright infringement or other violation of the intellectual property rights. A Derivative Work shall also include, without limitation, compilations or link-edits, improvements, bug fixes, corrections, look and feel changes, upgrades, updates and new version that incorporate such Software in whole or in part.

EFFECTIVE DATE means November 14, 2000.

KNOW-HOW shall mean all residual information of a non-tangible form, which is not protected by the United States or European Union laws of copyright, patent or trade secrets and which may be


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


retained by a party who has had access to confidential and proprietary information of the other party, including ideas, concepts or techniques contained therein.

INTELLECTUAL PROPERTY shall mean (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including without limitation, any patent disclosures whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) Patents, (d) Trademarks, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, all moral rights of authors therein, and all rights therein provided by international treaties, conventions or common law, (f) Software, and (g) trade secrets.

OBJECT CODE shall mean computer-programming code, substantially or entirely in binary form, that is directly executable by a computer after suitable processing, but without the intervening steps of assembly, compilation or link-edit.

PERSON(S) shall mean any individual or legal entity, including without limitation, partnership, corporation, association, trust or unincorporated organization.

RUN-TIME shall designate all software materials and databases that are necessary to use any Software as well as this Software itself.

SERVER SOFTWARE means all software, including without limitation, Web interface, Web middleware, Web dynamic content billing, Web content generation software, and any Derivative Works thereof that is used by PlanetCAD to provide application services over the Internet. The list of all such Software, including the Third Party Software, as of the date of execution of this Agreement, is attached as Schedule A to the Server Software License Agreement, executed by the Parties concurrently herewith.

SOFTWARE shall mean any computer software program, including programming-code, on-line documentation, if any, user interface related thereto or associated therewith, to the extent that such user interface does exist, and related user and installation documentation other than on-line documentation associated with this computer software program.

SOURCE CODE shall mean computer-programming code and related system documentation, comments and procedural code, that is not directly executable by a computer but which may be printed out or displayed in a form readable and understandable by a qualified programmer.

THIRD PARTY SOFTWARE shall mean computer software programs owned by a party other than PlanetCAD and incorporated into, or currently used by PlanetCAD as of the Effective Date, in connection with the Server Software.

TRANSLATOR shall mean the CATIA/SAT translator Software for geometry and topology to be developed and licensed pursuant to Section 3.


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WBM SOFTWARE shall mean the following Software, whichever packaging and naming, in the version and release that is commercially available at the Effective Date, as well as corrections, enhancements and modifications of the software delivered in the maintenance services provided hereunder: IGES Toolkit, PRO/E Translator, Current CATIA V4 Translator (GSSL), the STL Translator, IGES View, and STEP Toolkit. WBM Software does not include any of the Server Software.

2.       PURPOSE

Subject to the terms and conditions herein, PlanetCAD agrees to license the WBM Software to Dassault Systemes, Dassault Systemes agrees to license the CBD Software to PlanetCAD, and PlanetCAD and Dassault Systemes each agree to provide certain maintenance and support services to the other.

3.       OWNERSHIP RIGHTS AND LICENSES IN AND TO THE TRANSLATOR

         3.1 Development of the Translator. Unless otherwise agreed by the Parties, Dassault Systemes shall develop the Translator according to the specifications set forth in Schedule A, attached hereto and incorporated herein by reference.

                  Dassault Systemes shall deliver to PlanetCAD (a) the CATIA V4 Translator within six (6) months of the Effective Date, and
                  (b) the CATIA V5 Translator within nine (9) months of the Effective Date. If Dassault Systemes does not develop and deliver the either Translator within these time periods (the "Translator Delivery Date"), it is mutually agreed that Dassault Systemes will provide PlanetCAD with the necessary access to CATIA APIs, and the necessary reasonable technical and development support required to allow PlanetCAD to develop the Translator. Such technical and development support shall be charged to PlanetCAD according to Dassault Systemes' service price list. In any event, Dassault Systemes agrees to provide PlanetCAD with three supported Run Time versions of the necessary CATIA application software, which may only be used by PlanetCAD internally and solely for the purpose of testing the Translator.

         3.2 Ownership of the Translator and Derivative Works. Should the Translator be developed by Dassault Systemes and except for the rights granted to PlanetCAD in this Section 3, all right, title and interest in and to the Translator and Derivative Works thereof shall remain with Dassault Systemes. Should the Translator be developed by PlanetCAD, and except for the rights granted to Dassault Systemes in this Section 3, all right, title and interest in and to the Translator and Derivative Works thereof shall remain with PlanetCAD.

         3.3 Grant of License by Dassault Systemes to the Translator. Upon the Effective Date, and should Dassault Systemes be the owner of the Translator, Dassault Systemes grants to PlanetCAD a fully-paid, royalty-free, perpetual, irrevocable, non-exclusive, worldwide license:


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                  (i)      To use the Source Code of the Translator and the
                           Derivative Works (a) to make Derivative Works, and/or
                           (b) to support and maintain PlanetCAD's ASPs or enterprise versions thereof using the Translator as the underlying software application.

                  (ii) To use, prepare, compile, install, make, execute, access, reproduce, sell and distribute copies of the Run Time for the Translator and Derivative Works in order for PlanetCAD to offer ASPs or enterprise versions thereof.

                  (iii) To use the Run-Time of the CATIA Software that may be necessary for PlanetCAD to offer public ASPs using the Translator as the underlying software application, being understood that PlanetCAD will not give access to this Run-Time to the ASPs' users. For enterprise versions requiring use of the Translator, the end user is responsible for purchasing a license to use CATIA as may be necessary.

                  (iv) Notwithstanding the foregoing, PlanetCAD shall not have the right hereunder to use, reproduce, sell or distribute the Translator or its Derivative Works as a component toolkit product.

         3.4 Grant of License by PlanetCAD to the Translator. Upon the Effective Date, and should PlanetCAD be the owner of the Translator, PlanetCAD grants to Dassault Systemes a fully-paid, royalty-free, perpetual, irrevocable, non-exclusive, worldwide license:

                  (i) To use the Source Code of the Translator and the Derivative Works (a) to make Derivative Works and/or
                           (b) to support and maintain, directly or through distributors or Affiliates, its customers and partners.

                  (ii) To use, prepare, compile, install, make, execute, access, reproduce, sell and distribute copies of the Run Time for the Translator and Derivative Works.

         3.5 Distribution Rights of Source Code. Should Dassault Systemes be the owner of the Translator, and upon Dassault Systemes' prior approval pursuant to this Section, Dassault Systemes hereby grants PlanetCAD the limited right to distribute Source Code of the Translator only to the extent necessary to fulfill any contractual source code escrow obligations of third party agreements relating to the sale and distribution of enterprise versions of on line ASPs as contemplated by Section 3.3. The distribution right set forth herein is subject to (a) PlanetCAD giving Dassault Systemes reasonable notice of such contractual source code escrow obligations and (b) Dassault Systemes' approval, which shall not be unreasonably withheld or delayed.


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4.       OWNERSHIP RIGHTS AND LICENSES IN AND TO THE CBD SOFTWARE

         4.1 Ownership of the CBD Software. Except for the rights granted PlanetCAD in this Section 4, all right, title and interest in and to the CBD Software and Derivative Works thereof shall remain with Dassault Systemes.

         4.2 License to the CBD Software. As of the Effective Date, subject to the restrictions set forth in Sections 4.4 and 13.20, and in consideration for the royalty payments set forth in Section 8.1.2, Dassault Systemes grants to PlanetCAD:

                  (i) A perpetual, worldwide, irrevocable, non-exclusive license to use, maintain and support, adapt, prepare, compile, install, make, execute, access, reproduce (but not to distribute), internally or at sub-contractor's site as authorized in Section 13.18, the CBD Software and Derivative Works including Object Code, Source Code and Run-Time thereof to offer its customers on line ASPs and enterprise versions thereof.

                  (ii) A perpetual, worldwide, irrevocable, non-exclusive license to use, sell and distribute the Run Time version of the CBD Software if necessary and only as embedded in such on line ASPs and enterprise versions thereof.

                  All rights and licenses relating to Derivative Works of the CBD Software are set forth in Section 6.

         4.3      Distribution Rights of Source Code. Except as provided in
                  Section 13.20, Dassault Systemes' prior approval pursuant to this Section, Dassault Systemes hereby grants PlanetCAD the limited right to distribute Source Code of the CBD Software only to the extent necessary to fulfill any contractual source code escrow obligations of third party agreements relating to the sale and distribution of enterprise versions of on line ASPs as contemplated by Section 4.2(ii). The distribution right set forth herein is subject to (a) PlanetCAD giving Dassault Systemes reasonable notice of such contractual source code escrow obligations and (b) Dassault Systemes' approval, which shall not be unreasonably withheld or delayed.

         4.4 Restrictions Relating to the CBD Software. The licenses granted in Section 4.2 and 4.3 shall be subject to the following restrictions:

                  (a) PlanetCAD will not develop any CAD/CAM/PDM modelling applications, without the prior written approval of Dassault Systemes; and

                  (b) The licenses granted in Section 4.2 and 4.3 shall not be used by PlanetCAD, directly or indirectly, in the development, marketing, distribution, licensing, supporting and sale of component software with similar functionalities to the CBD Software.


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                  (c)      PlanetCAD will not allow any third party, including
                           any end-user of "planetCAD.com", and other Internet and intranet services or other enterprise services of
                           PlanetCAD: (i) to use CBD Software except when embedded inside an authorized ASP created under the terms of this Agreement, (ii) to download and/or use any CBD Software as a separate or stand alone component, or (iii) to access the Source Code of the CBD Software, subject to Section 4.3.

                  (d) The scope of the above licenses is limited to the purpose of developing, maintaining and enhancing the PlanetCAD Web service presently named "3Dshare.com" and other non CAD/CAM/PDM Internet and intranet PlanetCAD Web services or enterprise version thereof.

                  (e) Except for the restrictions set forth in this Section 4, PlanetCAD shall not be subject to any other restrictions under the licenses granted in Section 4.2, and 4.5 and 4.6.

         4.5 Specific licensing terms for ACIS (R) Open Viewer. As of the Effective Date, Dassault Systemes grants to PlanetCAD the non-exclusive, non transferable, fully paid up right to distribute the Run Time of ACIS(R) Open Viewer, for free down load from its Web sites. This license shall automatically terminate when Dassault Systemes will no longer make this Software available for free down load on its own Web sites.

         4.6 Specific licensing terms for ACIS(R) Open Viewer Plug-Ins. As of the Effective Date, Dassault Systemes grants to PlanetCAD the non-exclusive, non-transferable right to distribute Plug-ins for ACIS(R) Open Viewer on its Web sites. This license is granted for 3 years from the Effective Date and for the financial consideration provided in Section 8.1.4.

5.       OWNERSHIP RIGHTS AND LICENSES IN AND TO THE WBM SOFTWARE

         5.1 Ownership of the WBM Software. Except for the rights granted Dassault Systemes in this Section 5, all right, title and interest in and to the WBM Software and Derivative Works thereof shall remain with PlanetCAD.

         5.2 License to the WBM Software. Except as provided in Section 13.20, as of the Effective Date, PlanetCAD grants to Dassault
                  Systemes:

                  (i) A perpetual, paid-up, royalty-free, worldwide, irrevocable, non-exclusive license to use, maintain and support, adapt, prepare, compile, install, make, execute, access, reproduce (but not to distribute), internally or at sub-contractor's site as authorized in Section 13.18, the WBM Software and Derivative Works including both Object Code, Source Code and Run-Time thereof (i) to offer its customers and partners, directly or through its Affiliates and distribution network, on line ASPs and enterprise versions


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                           thereof, and/or (ii) to make and offer stand alone
                           software products and component products (i.e., as toolkits designed to be embedded into other software products) and/or (iii) to make Derivative Works.

                  (ii) A perpetual, paid-up, royalty-free, worldwide, irrevocable, exclusive license to use, adapt, prepare, compile, install, make, execute, access, reproduce and distribute, directly or indirectly, the WBM Software and Derivative Works as component products and/or stand alone software products in Run-Time or Object Code format only, directly or through its Affiliates and distribution network.

                  (iii) A perpetual, paid-up, royalty-free, worldwide, irrevocable, non-exclusive license to sell and distribute the WBM Software and Derivatives Works in connection with on-line ASPs, enterprise versions thereof, directly or through its Affiliates and distribution network.

         5.3      Distribution Rights of Source Code. Except as provided in
                  Section 13.20, upon PlanetCAD's prior approval pursuant to this Section, PlanetCAD hereby grants Dassault Systemes the limited right to distribute Source Code of the WBM Software only to the extent necessary to fulfill any contractual source code escrow obligations of third party agreements relating to the sale and distribution of enterprise versions of on line ASPs as contemplated by Section 4.2(ii). The distribution right set forth herein is subject to (a) Dassault Systemes giving PlanetCAD reasonable notice of such contractual source code escrow obligations and (b) PlanetCAD's approval, which shall not be unreasonably withheld or delayed.

6.       DERIVATIVE WORKS

                  As specified in the above Sections 3.3, 4.2 and 5.2, each Party ("Licensee") to whom the other Party ("Licensor") has granted a license under these sections, is allowed to make Derivative Works from the Software so licensed to Licensee. The Parties therefore agree as follows with respect to any such Derivative Works made by Licensee according to the provision of the corresponding license:

         6.1 Ownership of Derivative Works. The Parties agree that all right, title and interest in and to all or part of the Derivative Works made by Licensee pursuant to the licenses granted in the Agreement shall be owned exclusively by Licensor. Licensee understands and agrees that such Derivative Works made by Licensee, as well as any portion thereof, shall be the sole property of Licensor from date of creation and, to the extent permitted by law, shall be considered as works made for hire under the copyright laws of the United States of America. To the extent an assignment is necessary and that this assignment cannot be made at present, Licensee agrees to assign to Licensor all of its right, title and interest in and to these Derivative Works, and any part thereof, and in and to all copyrights, patents and other proprietary rights Licensee may have in such Derivative Works.


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                           The Parties however agree that the creator of a
                           Derivative Work shall remain the owner of such Derivative Work should such Derivative Work be Software (i) developed by or for licensee and using all or part of the licensed Software as a component of an application (i.e. embedded or included in whole or in part in such other Software), and (ii) as long as such Software contains new functionality, significant value added, or creates a new function that is packaged as a standalone product and which user interface is different from existing Software. The Parties also agree that application of an alternative interface technology if this interface is not combined with other significant application level functionalities shall not be considered as having significant added value.

         6.2      Delivery Obligations of the Parties.

                  (i) At the end of each quarter, in the event that either Party has made any Derivative Work, such Party shall deliver to Licensor one copy of the Source Code of such Derivative Work, in a sealed and dated envelope, in the form of a CD-ROM, or other appropriate media.

                  (ii) Such items shall be sent to Licensor, as applicable, by international registered mail to the following address:

                           In the case of PlanetCAD: PlanetCAD Inc.
                                                     2520 55th Street, Suite 200
                                                     Boulder, Colorado 80301
                                                     Attn. Office of the President

                           In the case of Dassault   Spatial Corp.
                           Systemes:                 2425 55th Street, Site 100
                                                     Boulder, Colorado 80301
                                                     Attn. Mike Payne

                           or may be delivered to either Party by e-mail transmission if agreed to in advance by the receiving Party.

                           The Parties agree to make their best reasonable commercial efforts to comply with the above process which aims to facilitate the tracing and evidencing of the Derivative Works. Should any Party miss some delivery with that respect, it will make its best reasonable commercial efforts to do it as soon as possible; in any case, both parties recognize that should any of them not deliver Derivative Work under this process, the other Party will keep all its rights and actions to request the transfer of ownership to any work that such other Party deems a Derivative Work under this Agreement.


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


         6.2 Know-How. The Parties hereby acknowledge and agree that any and all rights to Know-How developed or shared under this Agreement by either Party shall be jointly owned by the Parties and may be used by either party in the operation of their respective business during and following termination of this Agreement.

7.       MAINTENANCE AND SUPPORT

         7.1 Maintenance and Support for the Translator. Commencing on the Effective Date and unless otherwise agreed by the Parties pursuant to Section 3.1, the Licensor (Dassault Systemes or PlanetCAD, as the case may be) will provide the Licensee with four years maintenance and support as described in the "Maintenance and Support Services Schedule," attached hereto as Schedule B and incorporated herein by reference.

         7.2 Maintenance and Support for the CBD Software. Commencing on the Effective Date, Dassault Systemes will provide PlanetCAD with three years maintenance and support as described in the Maintenance and Support Services Schedule. At the end of three years, Dassault Systemes will continue to offer maintenance and support of those parts of CBD Software it continues to market and support at conditions no less favourable than those offered to other customers.

         7.3 Maintenance and Support for the WBM Software. Commencing on the Effective Date, PlanetCAD will provide Dassault Systemes with three years maintenance and support as described in the Maintenance and Support Services Schedule. After the three-year period, PlanetCAD will continue to provide maintenance for any WBM Software that is embedded in Dassault Systemes Software (a) for so long as such Dassault Systemes product is marketed and for the twelve month period following cessation of marketing activities relating to such product; or
                  (b) except if PlanetCAD provides twelve month advance notice of discontinuation of WBM Software.

         7.4 Effect of Change of Control of PlanetCAD. If there is a change of Control of PlanetCAD to the benefit of a Competitor of Dassault Systemes, Dassault Systemes will not be required to continue providing maintenance or support services, as set forth in Schedule B, for the Translator and/or CBD Software.

8.       LICENSE AND MAINTENANCE FEES; PAYMENT

         8.1      License Fees and Applicable Royalties.

                  8.1.1 Translator. The license on the Translator granted by Dassault Systemes to PlanetCAD shall be granted in full consideration of the licenses granted and the services provided by PlanetCAD under this Agreement. Therefore, no license fee shall apply to the Translator.


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                  8.1.2    CBD Software.

                           (a) Royalty. [REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT. OMITTED INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.]

                           (b) Reporting and Payment of Royalty. [REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT. OMITTED INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.]

                  8.1.3 WBM Software. The license on the WBM Software shall be granted to Dassault Systemes in full consideration of the licenses granted and the services provided by Dassault Systemes under this Agreement. Therefore, no license fee shall apply to the WBM Software.

                  8.1.4 [REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT. OMITTED INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.]

                  8.1.5 Audit Rights. PlanetCAD shall, for two years, keep true and accurate records and books of account for each transaction subject to the royalty obligation set forth in this Section 8 containing all particulars which may be necessary for the purpose of auditing payments to Dassault Systemes under this Agreement. During such two year period, and upon reasonable notice to PlanetCAD, Dassault Systemes shall have the right to have an audit conducted through a licensed independent accounting firm, of any billings, collections, and taxes on such itemized statement, and to examine the records and books of account of PlanetCAD in connection therewith. PlanetCAD will bear the costs of such audit if a discrepancy or error of computation in an amount greater than USD 10,000 in favor of Dassault is identified. Any audit conducted pursuant to this
                           Section 8.1.5 shall not be conducted in such a manner as to unreasonably interfere with PlanetCAD's operations and in no event shall an audit be conducted more frequently than once each year.

         8.2      Maintenance Fees.

                  8.2.1 Translator. [REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT. OMITTED INFORMATION HAS BEEN FILED WITH THE

                           SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.]

                  8.2.2 CBD Software. Maintenance fees for the CBD Software are included in the royalty fees due Dassault Systemes for the CBD Software pursuant to Section 8.1.2(a) of the Agreement.

                  8.2.3 WBM Software. As consideration for the license on the CBD Software, PlanetCAD will provide maintenance on the WBM Software at no cost to Dassault Systemes.

9.       PAYMENTS AND TAXATION

         9.1 Payments. All payments due under this Agreement shall be made in U.S. dollars by bank check or electronic transfer to an account designated by Dassault Systemes.

         9.2 Definition of Net Revenue. Net Revenue shall consist of all revenues recognized by PlanetCAD for sales and licensing of ASPs that include or are facilitated by or are based on the CBD Software, including the price paid by the customers, less any applicable discounts and net of any commissions or fees paid to third party resellers, to obtain access to ASPs and any other fees and charges invoiced by PlanetCAD to the customers, without deduction by PlanetCAD of any other costs or expenses related to achievement of the revenue, provided, however, that Net Revenue shall be reduced by the amount, if any, of (i) value-added taxes, (ii) sales taxes or (iii) withholding taxes imposed by any jurisdiction on payments made by a payor in such jurisdiction to a payee outside of such jurisdiction.

         9.3 PlanetCAD shall pay any applicable sales or value added tax on the payments due.

10.      WARRANTIES AND DISCLAIMER OF WARRANTIES

         10.1 Mutual Representations. Each Party represents and warrants to the other Party that such Party:

                  (i) Has suitable agreements with its respective employees to meet the confidentiality obligations under this Agreement; and

                  (ii) It is under no obligation or restriction, and will not assume any obligation or restriction, that would prevent it from performing its obligations under this Agreement.

         10.2 PlanetCAD Representations. PlanetCAD represents and warrants to Dassault Systemes that it owns and/or has valid licenses in all rights, title and interest in and to the WBM Software.

                  PlanetCAD also represents and warrants that, should PlanetCAD develop the Translator, The Translator will materially conform to the specifications set forth in Schedule A for three months following delivery to Dassault Systemes, provided that the Translator is properly used in the operating environment as specified by PlanetCAD. If the Translator does not so conform, PlanetCAD will attempt to make the Translator perform as warranted.

                  PlanetCAD does not warrant that the functions contained in the Translator will meet Dassault Systemes requirements or will enable it to attain the objectives Dassault Systemes has set for itself, or that it will operate in the combination which may be selected for use by Dassault Systemes, or that the operation of the Translator will be uninterrupted or free of Errors. Dassault Systemes shall have exclusive responsibility for (a) program selection to achieve Dassault Systemes' intended results, (b) program installation, (c) taking adequate measures to properly test, operate and use each Translator and (d) results obtained therefrom. Dassault Systemes shall also have exclusive responsibility for selection, use and results of any other programs or programming equipment or services used in connection with the Translator.

         10.3 Dassault Systemes Representations. Dassault Systemes represents and warrants that:

                  (i) With exception (a) to the CBD Software that has been delivered to Dassault Systemes by PlanetCAD pursuant to the Purchase Agreement, and (b) to the Derivative Works that shall be made by PlanetCAD to the CBD Software according to Section 6 of this Agreement, it owns and/or has valid licenses in all rights, title and interest in and to the CBD Software; and

                  (ii) The Translator will materially conform to the specifications set forth in Schedule A for three months following delivery to PlanetCAD, provided that the Translator is properly used in the operating environment as specified by Dassault Systemes. If the Translator does not so conform, Dassault Systemes will attempt to make the Translator perform as warranted. If after 60 days from notice by PlanetCAD of the non-conformance, Dassault Systemes has not provided a conforming Translator, PlanetCAD can cancel the license to the non-conforming Translator and PlanetCAD will be entitled to develop itself the Translator according to the provisions of Section 3.1 above. In such case, the license set forth in this Section 3.4 shall be deemed to be automatically granted to PlanetCAD.

                           Dassault Systemes does not warrant that the functions contained in the Translator will meet PlanetCAD's requirements or will enable it to attain the objectives PlanetCAD has set for itself, or that it will operate in the combination which may be selected for use by PlanetCAD, or that the operation of the Translator will be uninterrupted or free of Errors. PlanetCAD shall have exclusive responsibility for (a) program selection to achieve PlanetCAD's intended results, (b) program installation, (c) taking adequate measures to properly test, operate and use each Translator and (d) results obtained therefrom. PlanetCAD shall also have exclusive responsibility for selection, use and results of any other programs or programming equipment or services used in connection with the Translator.

         10.4 DISCLAIMER OF WARRANTIES. THERE SHALL BE NO WARRANTIES, EXPRESS OR IMPLIED, EXCEPT AS STATED IN THIS SECTION 10, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, USE, OR REQUIREMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, ANY INFORMATION OR MATERIALS FURNISHED BY EITHER PARTY TO THE OTHER ARE PROVIDED ON AN "AS IS" BASIS.

11.      LIMITATION OF LIABILITY AND INDEMNIFICATION

         11.1     LIMITATION OF LIABILITY.

                  11.1.1 WITH THE EXCEPTION OF CLAIMS FOR (i) PERSONAL INJURY OR DEATH, (ii) INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION, AS SET FORTH IN SECTION 11.2, AND
                           (iii) THE CONFIDENTIALITY PROVISIONS SET FORTH IN
                           SECTION 13.1: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, EXEMPLARY, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ANY LOST PROFITS, LOST SAVINGS, LOST STAFF TIME OR OTHER ECONOMIC DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  11.1.2 [REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT. OMITTED INFORMATION HAS BEEN FILED WITH THE SECURITIES

                           AND EXCHANGE COMMISSION TOGETHER WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.]

         11.2 Intellectual Property Infringement Indemnification. Each Party agrees to hold the other Party, its subsidiaries, distributors, assignees and Affiliates, and their respective officers, directors, employees, and shareholders (collectively, the "Indemnities") harmless from and against any claim of any nature, including, but not limited to, administrative, civil or criminal procedures, which is or may be made or raised against a Party's Indemnities by any third party that the use or distribution of the Software that is the subject of this Agreement and owned by the other Party, infringes or violates any third party's patent, copyright, trade secret or other intellectual property right in any country. Indemnification hereunder shall cover all damages, regardless of their nature, settlements, expenses and costs, including costs of investigation, court costs and attorneys' fees. The payment of any indemnification shall be contingent on:

                  (i) A Party giving prompt written notice to the other Party of any such claim or allegation;

                  (ii) Cooperation by the indemnified Party with the other Party in its defense against the claim; and

                  (iii) The indemnified Parties obtaining the other Party's prior written approval of any settlement, if any, by the indemnified Party of such matters, such approval not to be unreasonably withheld.

                  Notwithstanding the foregoing, neither Party shall have the obligation to indemnify the other for any claims of infringement based on any modification by the latest version of its Software, or from the combination of its Software with any other program, to the extent such claim would not have arisen without such combination or from use of the unmodified Software.

         11.3 Additional Remedies. If the operation, distribution or use of any Software that is the subject of this Agreement becomes, or is likely to become, the subject of a claim involving the infringement or other violation of any patent, copyright, trade secret, or other intellectual property rights of any third party, the Parties will jointly determine in good faith what appropriate steps can be agreed upon, with a view towards curing such infringement or other violation, at the Software owner's sole charge. Such steps may include, but are not limited to:

                  (i) The owner securing the right for the other Party to continue using the Server Software, or

                  (ii) The owner replacing or modifying the Software so that it becomes non-infringing.

                  If no other option is reasonably available, the owner of the Software agrees to use its best efforts to withdraw, at its sole expense, the infringing Software from the market.

12.      TERM AND BREACH OF MATERIAL OBLIGATIONS

         12.1 Term. This Agreement shall come into force as of the Effective Date, and shall remain valid until the expiration of the last copyright or other protection available in any Software herein licensed.

         12.2 Breach of Material Obligations. In the event a Party fails to perform any of its material obligations under this Agreement, the non-breaching Party has given written notice to the other Party of such failure to perform, and the breach is not cured within a sixty day period from receipt of the notice, the non-breaching Party may terminate any and all of its obligations to provide maintenance and support, as set forth in Section 7, to the breaching Party.

13.      MISCELLANEOUS

         13.1 Confidentiality. All communications and information disclosed by one Party to the other Party under this Agreement shall be subject to the terms and conditions of the CNDA. Notwithstanding anything to the contrary in the CNDA, all information relating to the Source Code of the CBD Software and Derivative Works thereof and the WBM Software and Derivative Works thereof and the Translator shall be deemed to be Confidential Information under the CNDA even though they are not marked confidential.

         13.2 Freedom of Action. Except as otherwise provided, nothing contained in this Agreement shall be construed to limit or impair any right of either Party to enter into similar agreements with other parties, or to develop, acquire, license or market, directly or indirectly, other products or services, competitive with those offered by the other Party.

         13.3 Termination of Third Party Licenses. In the event either Dassault Systemes' or PlanetCAD's rights in a third party license that is part of Software subject to the terms of this Agreement is terminated, Dassault Systemes and PlanetCAD will reasonably assist each other in attempting to obtain a satisfactory solution to the loss of such rights. In the event such a solution is not obtained, despite the good faith efforts of the Parties, the Party whose rights in the third party license were terminated may terminate the license granted hereunder as to the specific Software so affected.

         13.4 Additional Instruments. Notwithstanding termination of this Agreement, the Parties covenant and agree to execute and deliver any additional instruments or documents necessary to carry out the general intent of this Agreement, including without limitation patent assignments or any other assignments necessary to evidence the ownership of Intellectual Property contemplated hereby or any such additional instruments or documents, including such instruments as may be required by the laws of any jurisdiction, now or in effect or hereinafter enacted, that may affect a Party's rights, title or interest, as applicable, in and to any of the software governed hereby.

         13.5 Irreparable Injury. Each Party acknowledges and agrees that each covenant in this Agreement pertaining to confidential information and ownership of intellectual property is reasonable and necessary to protect and preserve the rights of the other Party in its confidential information and intellectual property, and that any breach by such Party of the terms of this Agreement may result in irreparable injury to the other Party. Each Party, therefore, subject to a claim of laches, estoppel, acquiescence or other delay in seeking relief, consents and agrees that the other Party shall be entitled to seek and obtain a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of this Agreement and waives any requirement that the other Party post a bond in connection with seeking such injunctive relief.

         13.6 Relationship of the Parties. PlanetCAD and Dassault Systemes are independent contractors, and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the Parties. Neither Party has the authority to act as agent for the other Party or to conduct business in the name of such other Party or make statements, warranties or representations that exceed or are inconsistent with the warranties provided hereunder.

         13.7 Notices. All notices required or permitted shall be given in writing, in the English language, and shall be deemed effectively delivered upon personal delivery or three days after deposit with a carrier by registered mail or other equivalent service, postage prepaid, return receipt requested, addressed as follows, or to such other address as either Party may designate to the other:

                           In the case of PlanetCAD:         PlanetCAD Inc.
                                                             2520 55th Street, Suite 200
                                                             Boulder, Colorado 80301
                                                             Attn. Office of the President

                           In the case of Dassault Systemes: Dassault Systemes
                                                             9 Quai Marcel Dassault
                                                             92150 Suresnes
                                                             Attn. Thibault De Tersant
                                                             cc: Law Department

         13.8 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.9 Severability. If any term or other provision of this Agreement is deemed invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

         13.10 Entire Agreement. This Agreement, together with the Schedules attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Dassault Systemes and PlanetCAD with respect to the subject matter hereof.

         13.11 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, duly authorized representatives of Dassault Systemes and PlanetCAD.

         13.12 Applicable Law, Venue. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state (without regard to the conflicts of Law provisions thereof). This Agreement shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods. The parties hereto hereby (a) submit to the exclusive jurisdiction of any court of competent jurisdiction sitting in the State of Delaware, The City of Wilmington for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree, to the fullest extent permitted by applicable law, to waive, and not to assert by way of motion, defense, or otherwise, in any such Action, any claim that is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

         13.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS OR PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREUNDER.

         13.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         13.15 No Waiver. The failure of either Party to enforce any provision of this Agreement shall not constitute a waiver of the right to subsequently enforce such provision, or any other provision of this Agreement.

         13.16 Force Majeure. Neither Party shall be held liable for any failure to perform any of its obligations under this Agreement for as long as, and to the extent that such failure is due to an event of force majeure. An event of force majeure shall include general strikes, lockouts, acts of God, acts of war, mobilization of troops, fire, extreme weather, flood, or other natural calamity, embargo, acts of governmental agency, government or any other laws or regulations.

         13.17 Expenses. Except as expressly provided for in this Agreement, each Party shall bear its own expenses incurred in connection with this Agreement, including without limitation travel and living expenses incurred by that Party's employees.

         13.18    Assignment; Subcontracting; Third Party Beneficiaries.

                  (a) This Agreement may be assigned or otherwise transferred, by operation of law or otherwise without the express written consent of PlanetCAD and Dassault Systemes, but in such event the assigning Party shall give notice to the non-assigning Party and the non-assigning Party shall have the right to terminate its maintenance and support obligations under this Agreement within the 30 day period following receipt of such notice.

                  (b) Either Party may assign or otherwise transfer all or part of this Agreement to any of its Affiliates and for as long as it remains an Affiliate; provided that no such assignment shall relieve a Party of any of its obligations under this Agreement. In the event there is a change of Control of an Affiliate which terminates its status as an Affiliate of the party to this Agreement, and this Agreement has been assigned to such an Affiliate, this Agreement shall be assigned back to the party within 6 months of the effective date of the change of Control.

                  (c) Either Party may subcontract services necessary to perform the obligations set forth in this Agreement provided that (i) any and all such subcontractors shall have entered into agreements with the subcontracting Party sufficient to enable that Party to comply with all terms and conditions of this Agreement; and (ii) the subcontracting Party shall have obtained prior approval from the other Party, which will not be unreasonably withheld, (a) of its subcontractors, and (b) the method the subcontracting Party will make the Source Code of any Software that is the subject of this Agreement available to said subcontractors, in the event access to such Source Code is necessary.

                  (d) This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their permitted assigns, subcontractor or transferee, and nothing herein, express or implied, is intended to or shall confer upon any other person, including, without limitation, any union or any employee or former employee of either Party, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

         13.19 Trademarks. Notwithstanding any other provisions of this Agreement, neither Party shall have the right under this Agreement to use the other Party's trademarks or trade names in connection with any product, service, promotion, public announcement, advertisement or other publication, without securing the prior written consent of such other Party.

         13.20 Third Party Licenses. Each party is relieved of its obligations, if any, to (i) deliver the Source Code of a product licensed hereunder or (ii) authorize the creation of Derivative Works from Source Code hereunder to the extent that fulfilling such obligations would cause such party to breach any third party license agreement entered into by such party after the Effective Date.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized officers or representatives.

In Paris, on November 14, 2000

 For PlanetCAD Inc.                        For Dassault Systemes

 Its: Chief Executive Officer              Its: Executive Vice President
 Name: R. Bruce Morgan                     Name: Thibault de Tersant

 Signature: /s/ R. Bruce Morgan            Signature: /s/ Thibault de Tersant




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